NSAR ITEM 77O
VK Municipal Income Fund
Oct 1, 2001 to March 31, 2002
10f-3 Transactions



Underwriting#   Underwriting      Purchased     Amount of    % of         Date of
                                  From           shares    underwriting   Purchase


    1          Tampa Bay Water    Smith Barney   5,000       2.10%        10/17/01
              FL Utility System

    2           Grand Strand
               Water & Sewer      AG Edwards     5,000       7.42%        10/24/01

    3       Michigan St Building
                Authority         Paine Webber   5,000       2.94%        10/25/01

    4         Commonwealth
                of Mass.          Paine Webber   10,000      4.12%        11/01/01

    5       Triborough Bridge &   Bear Stearns   1,500       0.13%        11/05/01
              Tunnel Authority

    6         Brazo River TX
                 Authority        Lehman         4,000       0.71%        11/07/01
            Pollution Control

    7       Dallas Fort Worth     Smith Barney   5,000       0.77%        12/12/01
          International Airport

    8      Kentucky Property      Bear Stearns   5,000       1.64%        01/10/02




Underwriters for #1
Salomon Smith Barney Inc.
Raymond James & Associates
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Merrill Lynch & Co.
Morgan Stanley & Co.
SunTrust Capital Markets, Inc.

Underwriters for #2
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Morgan Stanley & Co.
Legg Mason Wood Walker
Salomon Smith Barney
BB&T Capital Markets, Inc.

Underwriters for #3
UBS PaineWebber Inc.
A.G. Edwards & Sons, Inc.
Bear, Stearns & Co. Inc.
Fidelity Capital Markets
J.P. Morgan Securities Inc.
Loop Capital Markets
Merrill Lynch & Co.
Morgan Stanley & Co.
Underwriters for #4
UBS PaineWebber Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers
Salomon Smith Barney Inc.
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets
Corby North Bridge Securities
Dain Rauscher Incorporated
Fahnestock & Co. Inc.
First Albany Corporation
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley
Prudential Securities
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
State Street Capital Markets, LLC
Tucker Anthony Inc.
Wachovia Securities, Inc.

Underwriters for #5
Bear, Stearns & Co. Inc.
First Albany Corporation
Lehman Brothers
J.P. Morgan Securities Inc.
Morgan Stanley
Salomon Smith Barney Inc.
UBS PaineWebber Inc.
ABN Amro Financial Services Inc.
Advest, Inc.
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher Inc.
Fahnestock & Co. Inc.
Jackson Securities Inc.
Lebenthal & Co., Inc.
Merrill Lynch & Co.
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co.
First Union National Bank

Underwriters for #6
Morgan Stanley
Bear, Stearns & Co. Inc.
Lehman Brothers


Underwriters for #7
Siebert Bandford Shank & Co.
Salomon Smith Barney Inc.
M.R. Beal & Co.
Estrada Hinojosa & Co.
Lehman Brothers
Morgan Keegan & Co.
Morgan Stanley & Co. Incorporated
SWS Securities

Underwriters for #8
Bear, Stearns & Co. Inc.
UBS PaineWebber Inc.
Morgan Stanley
J.J. B. Hilliard, W.L. Lyons, Inc.
Morgan Keegan & Co., Inc.
NatCity Investments Inc.
A.G. Edwards & Sons, Inc.
Ross Sinclaire & Associates Inc.
First Kentucky Securities Corp.
Banc One Capital Markets, Inc.
Edward D. Jones & Co.
Merrill Lynch & Co.
Raymond James & Associates
Salomon Smith Barney Inc.